News Release
FOR IMMEDIATE RELEASE

Aflac Incorporated Announces Third Quarter Results,
Reports Third Quarter Net Earnings of $777 Million,
Upwardly Revises Adjusted EPS Outlook,
Declares Fourth Quarter Cash Dividend

COLUMBUS, Ga. - October 24, 2019 - Aflac Incorporated (NYSE: AFL) today reported its third quarter results.

Total revenues were $5.5 billion during the third quarter of 2019, compared with $5.6 billion in the third quarter of 2018. Net earnings were $777 million, or $1.04 per diluted share, compared with $845 million, or $1.09 per diluted share a year ago.

Net earnings in the third quarter of 2019 included pretax net realized investment losses of $119 million, or $0.16 per diluted share, compared with pretax net gains of $88 million, or $0.11 per diluted share a year ago. Included in those net losses were $18 million of losses related to impairments and loan loss reserve changes. Pretax net realized losses also included $18 million in gains from changes in the fair value of equity securities and $91 million of losses from certain derivatives and foreign currency activities, as well as a $28 million loss from sales and redemptions.

The average yen/dollar exchange rate* in the third quarter of 2019 was 107.31, or 3.9% stronger than the average rate of 111.48 in the third quarter of 2018. For the first nine months, the average exchange rate was 109.16, or 0.3% stronger than the rate of 109.54 a year ago.

Adjusted earnings* in the third quarter were $863 million, compared with $792 million in the third quarter of 2018, reflecting an increase of 9.0%. Adjusted earnings included $25 million related to a partial call of a concentrated exposure. It also included $11 million of pretax variable investment income on alternative investments, of which $8 million was above expectations. Adjusted earnings per diluted share* increased 12.6% to $1.16 in the quarter. The stronger yen/dollar exchange rate impacted adjusted earnings per diluted share by $0.02. Adjusted earnings per diluted share excluding the impact of foreign currency* increased 10.7% to $1.14.

For the first nine months of 2019, total revenues were up 0.4% to $16.7 billion, compared with $16.6 billion in the first nine months of 2018. Net earnings were $2.5 billion, or $3.37 per diluted share, compared with $2.4 billion, or $3.08 per diluted share, for the first nine months of 2018. Adjusted earnings for the first nine months of 2019 were $2.6 billion, or $3.41 per diluted share, compared with $2.4 billion, or $3.15 per diluted share, in 2018. Adjusted earnings included $25 million related to a partial call of a concentrated exposure. It also included $29 million of pretax variable investment income on alternative investments, of which $21 million was above expectations. The slightly stronger yen/dollar exchange rate did not have a significant impact on adjusted earnings per diluted share.

Total investments and cash at the end of September 2019 were $139.5 billion, compared with $124.2 billion at September 30, 2018. In the third quarter, Aflac Incorporated repurchased $310 million, or 5.9 million of its common shares. At the end of September, the company had 45.9 million remaining shares authorized for repurchase.

Shareholders’ equity was $29.4 billion, or $40.04 per share, at September 30, 2019, compared with $23.2 billion, or $30.45 per share, at September 30, 2018. Shareholders’ equity at the end of the third quarter included a net unrealized gain on investment securities and derivatives of $8.9 billion, compared with a net unrealized gain of $4.2 billion at September 30, 2018. Shareholders’ equity at the end of the third quarter also included an unrealized foreign currency translation loss of $1.5 billion, compared with an unrealized foreign currency translation loss of $2.1 billion at September 30, 2018. The annualized return on average shareholders’ equity in the third quarter was 10.8%.

Shareholders’ equity excluding AOCI* was $22.2 billion, or $30.18 per share at September 30, 2019, compared with $21.3 billion, or $27.94 per share, at September 30, 2018. The annualized adjusted return on equity excluding foreign currency impact* in the third quarter was 15.4%.

AFLAC JAPAN

In yen terms, Aflac Japan's net premium income was ¥347.9 billion for the quarter, or 1.2% lower than a year ago, mainly due to limited-pay products reaching paid-up status. Net investment income, net of amortized hedge costs, increased 4.0% to ¥70.4 billion, primarily driven by call income and increased investments in dollar-denominated floating rate assets. Total revenues in yen declined 0.3% to ¥419.5 billion. Pretax adjusted earnings in yen for the quarter increased 6.1% on a reported basis and 7.8% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment was 21.4%, compared with 20.1% a year ago, benefiting from continued strength in benefit ratios and favorable net investment income.

For the first nine months, premium income in yen was ¥1,046.9 billion, or 1.0% lower than a year ago. Net investment income, net of amortized hedge costs, increased 3.4% to ¥204.2 billion. Total revenues in yen were down 0.3% to ¥1,254.8 billion. Pretax adjusted earnings were ¥272.6 billion, or 3.2% higher than a year ago.

In dollar terms, net premium income increased 2.6% to $3.2 billion in the third quarter. Net investment income, net of amortized hedge costs, increased 8.7% to $659 million. Total revenues increased by 3.6% to $3.9 billion. Pretax adjusted earnings increased 10.8% to $838 million.

For the first nine months, premium income in dollars was $9.6 billion, or 0.6% lower than a year ago. Net investment income, net of amortized hedge costs, increased 4.3% to $1.9 billion. Total revenues were up 0.2% to $11.5 billion. Pretax adjusted earnings were $2.5 billion, or 3.9% higher than a year ago.

For the quarter, new annualized premium sales (sales) for protection-type first sector and third sector products decreased 21.5% to ¥18.2 billion, and total sales decreased 21.5% to ¥18.5 billion, or $172 million.

For the first nine months, sales for protection-type first sector and third sector products decreased 14.5% to ¥60.0 billion, and total sales decreased 14.7% to ¥61.2 billion, or $560 million.

AFLAC U.S.

Aflac U.S. net premium income rose 1.3% to $1.4 billion in the third quarter. Net investment income decreased 2.1% to $183 million. Total revenues were up 0.9% to $1.6 billion. Pretax adjusted earnings were $335 million, 0.3% higher than a year ago, driven by an improvement in the benefit ratio partially offset by higher anticipated expenses in the quarter. The pretax adjusted profit margin for the U.S. segment was 20.6%, compared with 20.7% a year ago.

For the first nine months, premium income rose 2.0% to $4.4 billion. Net investment income decreased slightly by 0.7% to $540 million. Total revenues were up 1.7% to $4.9 billion. Pretax adjusted earnings were $996 million, 1.5% lower than a year ago.

Aflac U.S. sales decreased 4.2% in the quarter to $344 million. For the first nine months, total new sales decreased 1.6% to $1.0 billion.

CORPORATE AND OTHER

For the quarter, total revenue increased 18.3% to $97 million, reflecting net investment income of $44 million and lower corporate expenses. Net investment income, which increased $17 million, benefited from a $21 million pretax contribution from the company’s corporate hedging program. Pretax adjusted earnings were a loss of $17 million, compared with a loss of $29 million a year ago.

For the first nine months of the year, total revenue increased 17.1% to $287 million, reflecting net investment income of $126 million. Net investment income, which increased $52 million, benefited from a $61 million pretax contribution from the company's corporate hedging program. Pretax adjusted earnings were a loss of $62 million, compared with a loss of $113 million a year ago.

DIVIDEND

The board of directors declared the fourth quarter dividend of $0.27 per share, payable on December 2, 2019 to shareholders of record at the close of business on November 20, 2019.

OUTLOOK

Commenting on the company’s results, Chairman and Chief Executive Officer Daniel P. Amos stated: “I am pleased with the company’s overall financial results that position us to exceed our original annual adjusted earnings per share objective. At the same time, in both the U.S. and Japan, we are concentrating on investing in and executing on initiatives designed to drive future earned premium growth.

"Aflac Japan, our largest earnings contributor, generated strong financial results that were above our expectations for the quarter and the first nine months of the year, primarily reflecting strong investment income and improved benefit ratios. Sales of protection-type first sector and third sector products were down in the first nine months of the year, reflecting reduced sales of our cancer insurance through Japan Post and following a strong 2018 with the launch of our revised cancer insurance product. We continue to expect full-year Aflac Japan third sector and first sector protection sales to be down in the mid-teens, with earned premium growth in the range of 1% to 2%.

“Turning to our U.S. operations, we are pleased with the financial performance of Aflac U.S. in the quarter, which is significant because these results also reflect ongoing investment in our platform, distribution and customer experience. While our sales results were less than we expected for the quarter, keep in mind, our production tends to be skewed toward the fourth quarter. We expect full-year Aflac U.S. sales results to be flat to down slightly, with earned premium growth in the 2% range.

"We remain committed to maintaining strong capital ratios on behalf of our policyholders and balancing our financial strength with reinvesting in our business, increasing the dividend, and repurchasing shares. It goes without saying that we treasure our record of dividend growth. With the fourth quarter's declaration, 2019 will mark the 37th consecutive year of dividend increases. Our dividend track record is supported by the strength of our capital and cash flows. We continue to anticipate that we’ll repurchase in the range of $1.3 to $1.7 billion of our shares in 2019, with the range allowing us to be more tactical in our deployment strategy. As is always the case, this assumes stable capital conditions and the absence of compelling alternatives. At the same time, we recognize that prudent investment in our platform is critical to our growth strategy and driving efficiencies that will impact the bottom line for the long term.

"Having completed the first nine months of the year, I am pleased with the company’s overall results, which benefited from timing of expenses, favorable investment results and continued strength in pretax profit margins. We believe those results, combined with our outlook for the remainder of 2019, well position Aflac for another year of strong financial performance. We continue to expect increased spending in the fourth quarter in support of initiatives designed to drive future growth. We are upwardly revising our 2019 adjusted earnings per diluted share outlook from a range of $4.10 to $4.30 to a higher range of $4.35 to $4.45, assuming the 2018 weighted average of ¥110.39 yen to the dollar."

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED
Aflac Incorporated (NYSE: AFL) is a Fortune 500 company, helping provide protection to more than 50 million people through its subsidiaries in Japan and the U.S., where it is a leading supplemental insurer by paying cash fast when policyholders get sick or injured. For more than six decades, insurance policies of Aflac Incorporated’s subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. Aflac Life Insurance Japan is the leading provider of medical and cancer insurance in Japan where it insures 1 in 4 households. Through its trailblazing One Day PaySM initiative in the United States, for eligible claims, Aflac can process, approve and electronically send funds to claimants for quick access to cash in just one business day. For 13 consecutive years, Aflac has been recognized by Ethisphere as one of the World's Most Ethical Companies. In 2018, Fortune magazine recognized Aflac as one of the 100 Best Companies to Work for in America for the 20th consecutive year and in 2019 Fortune included Aflac on its list of World’s Most Admired Companies for the 18th time. To find out more about One Day PaySM and learn how to get help with expenses health insurance doesn’t cover, get to know us at aflac.com.

Aflac herein means American Family Life Assurance Company of Columbus and American Family Life Assurance Company of New York.

A copy of Aflac’s Financial Analysts Briefing (FAB) supplement for the quarter can be found on the “Investors” page at aflac.com.

Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 9:00 a.m. (ET) on Friday, October 25, 2019.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED SEPTEMBER 30,	2019	2018	% Change
Total revenues	$5,536	$5,577	(0.7)%
Benefits and claims, net	3,027	3,002	0.8
Total acquisition and operating expenses	1,473	1,429	3.1
Earnings before income taxes	1,036	1,146	(9.6)
Income taxes	259	301
Net earnings	$777	$845	(8.0)%
Net earnings per share – basic	$1.05	$1.10	(4.5)%
Net earnings per share – diluted	1.04	1.09	(4.6)
Shares used to compute earnings per share (000):
Basic	739,946	767,049	(3.5)%
Diluted	743,842	772,070	(3.7)
Dividends paid per share	$0.27	$0.26	3.8%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

NINE MONTHS ENDED SEPTEMBER 30,	2019	2018	% Change
Total revenues	$16,704	$16,632	0.4%
Benefits and claims, net	8,958	9,075	(1.3)
Total acquisition and operating expenses	4,358	4,296	1.4
Earnings before income taxes	3,388	3,261	3.9
Income taxes	865	866
Net earnings	$2,523	$2,395	5.3%
Net earnings per share – basic	$3.38	$3.10	9.0%
Net earnings per share – diluted	3.37	3.08	9.4
Shares used to compute earnings per share (000):
Basic	745,465	772,807	(3.5)%
Diluted	749,452	777,867	(3.7)
Dividends paid per share	$0.81	$0.78	3.8%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

SEPTEMBER 30,	2019	2018	% Change
Assets:
Total investments and cash	$139,510	$124,214	12.3%
Deferred policy acquisition costs	10,148	9,622	5.5
Other assets	4,479	4,105	9.1
Total assets	$154,137	$137,941	11.7%
Liabilities and shareholders’ equity:
Policy liabilities	$107,530	$100,584	6.9%
Notes payable	6,233	5,279	18.1
Other liabilities	10,936	8,844	23.7
Shareholders’ equity	29,438	23,234	26.7
Total liabilities and shareholders’ equity	$154,137	$137,941	11.7%
Shares outstanding at end of period (000)	735,130	763,113	(3.7)%

NON-U.S. GAAP FINANCIAL MEASURES

This earnings release includes references to Aflac’s non-U.S. GAAP financial measures, adjusted earnings, adjusted earnings per diluted share, adjusted return on equity, amortized hedge costs/income, and adjusted book value. These measures are not calculated in accordance with U.S. GAAP. The measures exclude items that the company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations. Management uses adjusted earnings, adjusted earnings per diluted share, and adjusted return on equity to evaluate the financial performance of Aflac’s insurance operations on a consolidated basis and believes that a presentation of these measures is vitally important to an understanding of the underlying profitability drivers and trends of Aflac’s insurance business. The company believes that amortized hedge costs/income, which are a component of adjusted earnings, measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. The company considers adjusted book value important as it excludes accumulated other comprehensive income (AOCI), which fluctuates due to market movements that are outside management’s control. Definitions of the company’s non-U.S. GAAP financial measures and reconciliations to the most comparable U.S. GAAP measures are provided below and in the following schedules.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Because foreign exchange rates are outside of management’s control, Aflac believes it is important to understand the impact of translating Japanese yen into U.S. dollars. Adjusted earnings, adjusted earnings per diluted share, and adjusted return on equity, all excluding current period foreign currency impact, are computed using the average yen/dollar exchange rate for the comparable prior year period, which eliminates fluctuations driven solely by yen-to-dollar currency rate changes. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•
Adjusted earnings are adjusted revenues less benefits and adjusted expenses. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control.  Adjusted revenues are U.S. GAAP total revenues excluding realized investment gains and losses, except for amortized hedge costs/income related to foreign currency exposure management strategies and net interest cash flows from derivatives associated with certain investment strategies. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the company’s insurance operations and that do not reflect the company's underlying business performance. The most comparable U.S. GAAP measure is net earnings.

•
Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The most comparable U.S. GAAP measure is net earnings per share.

•
Adjusted return on equity excluding foreign currency impact is calculated using adjusted earnings excluding the impact of the yen/dollar exchange rate, as reconciled with total U.S. GAAP net earnings, divided by average shareholders’ equity, excluding AOCI. The most comparable U.S. GAAP financial measure is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•
Amortized hedge costs/income represent costs/income incurred or recognized in using foreign currency forward contracts to hedge certain foreign exchange risks in the company's Japan segment (costs) or in the Corporate and Other segment (income). These amortized hedge costs/income are derived from the difference between the foreign currency spot rate at time of trade inception and the contractual foreign currency forward rate, recognized on a straight line basis over the term of the hedge. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.

•
Adjusted book value is the U.S. GAAP book value (representing total shareholders' equity), less AOCI as recorded on the U.S. GAAP balance sheet. The company considers adjusted book value important as it excludes AOCI, which fluctuates due to market movements that are outside management's control.

•
Adjusted book value per share is the adjusted book value at the period end divided by the outstanding common shares at the period end. The most comparable U.S. GAAP measure is total book value per share.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS[1]
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED SEPTEMBER 30,	2019	2018	% Change

Net earnings	$777	$845	(8.0)%

Items impacting net earnings:
Realized investment (gains) losses	119	(88)
Other and non-recurring (income) loss	—	3
Income tax (benefit) expense on items excluded from adjusted earnings	(33)	21
Tax reform adjustment [4]	—	11

Adjusted earnings	863	792	9.0%
Current period foreign currency impact [2]	(15)	N/A
Adjusted earnings excluding current period foreign currency impact [3]	$848	$792	7.1%

Net earnings per diluted share	$1.04	$1.09	(4.6)%

Items impacting net earnings:
Realized investment (gains) losses	0.16	(0.11)
Other and non-recurring (income) loss	—	—
Income tax (benefit) expense on items excluded from adjusted earnings	(0.04)	0.03
Tax reform adjustment [4]	—	0.01

Adjusted earnings per diluted share	1.16	1.03	12.6%
Current period foreign currency impact [2]	(0.02)	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [3]	$1.14	$1.03	10.7%

[1]	Amounts may not foot due to rounding.

[2]	Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.

[3]
Amounts excluding current period foreign currency impact are computed using the average yen/dollar exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by yen-to-dollar currency rate changes.

[4]	An adjustment of $11 million was made in the three- month period ended September 30, 2018, as a result of return-to-provision adjustments and various amended returns filed by the Company.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS[1]
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

NINE MONTHS ENDED SEPTEMBER 30,	2019	2018	% Change

Net earnings	$2,523	$2,395	5.3%

Items impacting net earnings:
Realized investment (gains) losses	49	(25)
Other and non-recurring (income) loss	1	73
Income tax (benefit) expense on items excluded from adjusted earnings	(15)	(7)
Tax reform adjustment [4]	—	$11

Adjusted earnings	2,558	2,447	4.5%
Current period foreign currency impact [2]	(2)	N/A
Adjusted earnings excluding current period foreign currency impact [3]	$2,556	$2,447	4.5%

Net earnings per diluted share	$3.37	$3.08	9.4%

Items impacting net earnings:
Realized investment (gains) losses	0.07	(0.03)
Other and non-recurring (income) loss	—	0.09
Income tax (benefit) expense on items excluded from adjusted earnings	(0.02)	(0.01)
Tax reform adjustment [4]	—	$0.01

Adjusted earnings per diluted share	3.41	3.15	8.3%
Current period foreign currency impact [2]	—	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [3]	$3.41	$3.15	8.3%

[1]	Amounts may not foot due to rounding.

[2]	Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.

[3]
Amounts excluding current period foreign currency impact are computed using the average yen/dollar exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by yen-to-dollar currency rate changes.

[4]	An adjustment of $11 million was made in the three- month period ended September 30, 2018, as a result of return-to-provision adjustments and various amended returns filed by the Company.

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE [1]
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

SEPTEMBER 30,	2019	2018	% Change
U.S. GAAP book value	$29,438	$23,234
Less:
Unrealized foreign currency translation gains (losses)	(1,479)	(2,113)
Unrealized gains (losses) on securities and derivatives	8,937	4,216
Pension liability adjustment	(207)	(194)
Total AOCI	7,251	1,909
Adjusted book value [2]	$22,187	$21,325
Add:
Unrealized foreign currency translation gains (losses)	(1,479)	(2,113)
Adjusted book value including unrealized foreign currency translation gains (losses) [3]	$20,708	$19,212

Number of outstanding shares at end of period (000)	735,130	763,113

U.S. GAAP book value per common share	$40.04	$30.45	31.5%
Less:
Unrealized foreign currency translation gains (losses) per common share	(2.01)	(2.77)
Unrealized gains (losses) on securities and derivatives per common share	12.16	5.52
Pension liability adjustment per common share	(0.28)	(0.25)
Total AOCI per common share	9.86	2.50
Adjusted book value per common share [4]	$30.18	$27.94	8.0%
Add:
Unrealized foreign currency translation gains (losses) per common share	(2.01)	(2.77)
Adjusted book value including foreign currency translation gains (losses) per common share [3]	$28.17	$25.18	11.9%

[1]	Amounts may not foot due to rounding.

[2]	Adjusted book value is the U.S. GAAP book value (representing total shareholder's equity), excluding AOCI (as recorded on the U.S. GAAP balance sheet).

[3]	Adjusted book value including unrealized foreign currency translation gains (losses) is adjusted book value plus unrealized foreign currency translation gains (losses).
4 Adjusted book value per share is the adjusted book value at the period ended divided by the ending outstanding common shares for the period presented. The most comparable U.S. GAAP measure is total book value per share.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE [1]
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED SEPTEMBER 30,	2019	2018
Net earnings - U.S. GAAP ROE [2]	10.8%	14.4%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.7)	(1.3)
Impact of excluding unrealized gains (losses) on securities and derivatives	4.1	3.0
Impact of excluding pension liability adjustment	(0.1)	(0.1)
Impact of excluding AOCI	3.3	1.6
U.S. GAAP ROE - less AOCI	14.1	16.0
Differences between adjusted earnings and net earnings [3]	1.6	(1.0)
Adjusted ROE - reported	15.7	15.0
Less: Impact of foreign currency [4]	0.3	N/A
Adjusted ROE, excluding impact of foreign currency	15.4	15.0

[1]	Amounts presented may not foot due to rounding.

[2]	U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.

[3]	See separate reconciliation of net income to adjusted earnings.

[4]
Impact of foreign currency is calculated by restating all yen components of the income statement to the weighted average yen rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE [1]
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

NINE MONTHS ENDED SEPTEMBER 30,	2019	2018
Net earnings - U.S. GAAP ROE [2]	12.7%	13.4%
Impact of excluding unrealized foreign currency translation gains (losses)	(1.0)	(1.2)
Impact of excluding unrealized gains (losses) on securities and derivatives	3.8	3.3
Impact of excluding pension liability adjustment	(0.1)	(0.1)
Impact of excluding AOCI	2.7	1.9
U.S. GAAP ROE - less AOCI	15.5	15.2
Differences between adjusted earnings and net earnings [3]	0.2	0.3
Adjusted ROE - reported	15.7	15.6
Less: Impact of foreign currency [4]	—	N/A
Adjusted ROE, excluding impact of foreign currency	15.7	15.6

[1]	Amounts presented may not foot due to rounding.

[2]	U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.

[3]	See separate reconciliation of net income to adjusted earnings.

[4]
Impact of foreign currency is calculated by restating all yen components of the income statement to the weighted average yen rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2019	Including Currency Changes	Excluding Currency Changes[2]
Net premium income [3]	2.2%	(0.5)%
Net investment income [4]	8.1	6.5
Total benefits and expenses	1.6	(1.0)
Adjusted earnings	9.0	7.1
Adjusted earnings per diluted share	12.6	10.7

[1]	Refer to previously defined adjusted earnings and adjusted earnings per diluted share.

[2]
Amounts excluding currency changes were determined using the same yen/dollar exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.

[3]	Net of reinsurance

[4]	Less amortized hedge costs/income on foreign investments

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2019	Including Currency Changes	Excluding Currency Changes[2]
Net premium income [3]	0.2%	(0.1)%
Net investment income [4]	5.2	5.0
Total benefits and expenses	0.1	(0.2)
Adjusted earnings	4.5	4.5
Adjusted earnings per diluted share	8.3	8.3

[1]	Refer to previously defined adjusted earnings and adjusted earnings per diluted share.

[2]
Amounts excluding currency changes were determined using the same yen/dollar exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.

[3]	Net of reinsurance

[4]	Less amortized hedge costs/income on foreign investments

	2019 ADJUSTED EARNINGS PER SHARE[1] SCENARIOS[2]

Weighted-Average Yen/Dollar Exchange Rate	Adjusted Earnings Per Diluted Share			Foreign Currency Impact
100	$ 4.50	-	$ 4.60	$ 0.15
105	4.43	-	4.53	0.08
110.39[3]	4.35	-	4.45	-
115	4.28	-	4.38	(0.07)
120	4.21	-	4.31	(0.14)

[1]
A non-U.S. GAAP financial measure, adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. In reliance on the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a quantitative reconciliation to the most comparable U.S. GAAP measure is not provided for this financial measure. Forward-looking information with regard to the most comparable U.S. GAAP financial measure, earnings per share, is not available without unreasonable effort. This is due to the unpredictable and uncontrollable nature of these reconciling items, which would require an unreasonable effort to forecast and we believe would result in such a broad range of projected values that would not be meaningful to investors. For this reason, we believe that the probable significance of such information is low.

[2]	Table recasts all quarters to the average exchange rate.

[3]	Actual 2018 weighted-average exchange rate

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•	events related to the ongoing Japan Post investigation

•	difficult conditions in global capital markets and the economy

•	exposure to significant interest rate risk

•	concentration of business in Japan

•	foreign currency fluctuations in the yen/dollar exchange rate

•	limited availability of acceptable yen-denominated investments

•	U.S. tax audit risk related to conversion of the Japan branch to a subsidiary

•	deviations in actual experience from pricing and reserving assumptions

•	ability to continue to develop and implement improvements in information technology systems

•	competitive environment and ability to anticipate and respond to market trends

•	ability to protect the Aflac brand and the Company's reputation

•	ability to attract and retain qualified sales associates, brokers, employees, and distribution partners

•	interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems

•	failure to comply with restrictions on patient privacy and information security

•	extensive regulation and changes in law or regulation by governmental authorities

•	tax rates applicable to the Company may change

•	defaults and credit downgrades of investments

•	decline in creditworthiness of other financial institutions

•	significant valuation judgments in determination of amount of impairments taken on the Company's investments

•	subsidiaries' ability to pay dividends to the Parent Company

•	decreases in the Company's financial strength or debt ratings

•	inherent limitations to risk management policies and procedures

•	concentration of the Company's investments in any particular single-issuer or sector

•	differing judgments applied to investment valuations

•	ability to effectively manage key executive succession

•
catastrophic events including, but not necessarily limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events

•	changes in accounting standards

•	increased expenses and reduced profitability resulting from changes in assumptions for pension and other postretirement benefit plans

•	level and outcome of litigation

•	allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264 or 800.235.2667 or dyoung@aflac.com

Media contact - Catherine H. Blades, 706.596.3014; FAX: 706.320.2288 or cblades@aflac.com